SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549
                              ----------------

                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(D) OF THE
                      SECURITIES EXCHANGE ACT OF 1934
                              ----------------

                             December 31, 1996
              Date of Report (Date of Earliest Event Reported)

                      NORTH FORK BANCORPORATION, INC.

             (Exact Name of Registrant as Specified in Charter)

      Delaware                      0-1280                     36-315468
------------------------      -----------------------    --------------------
(State or Other Jurisdiction  (Commission File Number)   (I.R.S. Employer
    of Incorporation)                                    Identification No.)


                          275 Broad Hollow Road
                           Melville, New York
                (Address of Principal Executive Offices)

                                  11747
                               (Zip code)

                               (516) 298-5000
            (Registrant's Telephone Number, Including Area Code)

                               Not Applicable
                 (Former Name or Former Address, if Changed
                             Since Last Report)



Item 2.  Acquisition or Disposition of Assets

               On December 31, 1996, North Side Savings Bank, a New York-chartered stock form savings bank ("North Side"), was merged (the "Merger") with and into North Fork Bank ("NFB"), a New York-chartered commercial bank and a wholly owned subsidiary of North Fork Bancorporation, Inc., a Delaware corporation ("North Fork"), pursuant to the Agreement and Plan of Merger, dated as of July 15, 1996, as amended (the "Merger Agreement), by and among North Fork, NFB, and North Side.

               Pursuant to the Merger Agreement, each share of the common stock, par value $1.00 per share of North Side, outstanding immediately prior to consummation of the Merger was converted into and became exchangeable for 1.556 shares of the common stock, par value $2.50 per share, of North Fork (the "Common Stock") and a like-number of associated rights (the "Rights") to purchase shares of North Fork's Series A Junior Participating Preferred Stock. The Rights are not currently separate from the shares of the Common Stock and are not currently exercisable. North
Fork expects to issue approximately 7,551,130 shares of Common Stock in connection with the Merger. In connection with the Merger, on December 20, 1996, North Fork consummated a public offering of 600,000 shares of Common Stock (the "Offering"), which were previously held in treasury, at a price of $33.875 per share and rescinded its previously announced share repurchase program.

               The foregoing description of the Merger and the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K of North Fork, dated July 15, 1996 and is incorporated herein by reference in its entirety as Exhibit 2.1. The press release issued by the North Fork on January 2, 1997 with respect to the consummation of the Merger is incorporated herein by reference in its entirety and filed as an exhibit to this Report.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(a)  Financial Statements of the Business Acquired.
                 North Side Savings Bank and Subsidiaries


Consolidated Statements of Condition
September 30,                                                        1996                     1995
--------------------------------------------------------------------------------------------------
                                                                          (Dollars in Thousands)
Assets
Cash and due from banks                                       $    12,778          $        11,530
Money market investments (Note 2)                                  17,142                   29,456
Securities available for sale: (Note 3)
    Investment  securities                                          5,271                   26,520
    Mortgage-backed securities                                    332,418                  300,022
--------------------------------------------------------------------------------------------------
Total securities available for sale                               337,689                  326,542
Investment securities, net (estimated market
   value of $24,584 and $92,460, respectively)
   (Notes 4 and 10)                                                23,986                   93,301
Federal Home Loan Bank of NY stock, at cost                         9,685                    9,430
Mortgage-backed securities, net (estimated market
   value of $626,508 and $642,864, respectively)
   (Notes  5 and 10))                                             636,881                  651,153
Loans (Notes 6 and 7)                                             569,230                  432,180
   Less allowance for loan losses                                   5,786                    6,417
--------------------------------------------------------------------------------------------------
Loans, net                                                        563,444                  425,763
Accrued interest receivable                                        11,480                   13,230
Premises and equipment, net                                        14,528                   15,215
Other real estate owned, (net of allowance of
   $.2 million and $1.1 million, respectively)
   (Note 8)                                                         2,405                    2,515
Other assets (Note 11)                                              9,064                    9,868
--------------------------------------------------------------------------------------------------
   Total assets                                               $ 1,639,082               $1,588,003
==================================================================================================

Liabilities and Shareholders' Equity
Liabilities:
    Deposits (Note 9)                                         $ 1,208,282                $1,199,077
    Mortgagors' escrow                                              3,951                     4,607
    Borrowed funds (Note 10)                                      286,000                   251,000
    Other liabilities                                              13,319                    17,035
---------------------------------------------------------------------------------------------------
    Total liabilities                                           1,511,552                 1,471,719
---------------------------------------------------------------------------------------------------
Shareholders' Equity:
  Preferred stock, par value $1.00 per share,
    5,000,000 shares authorized, none outstanding                      -                        -
  Common stock, par value $1.00 per share,
    10,000,000 shares authorized, 4,853,693
    shares and 4,798,022 shares issued
    and outstanding at September 30, 1996 and
    1995, respectively                                              4,854                    4,798
  Paid-in capital                                                  63,813                   62,985
  Surplus fund                                                     24,101                   24,101
  Undivided profits                                                37,136                   22,606
  Net unrealized (depreciation) appreciation
     on securities available
     for sale, net of income taxes                                 (1,941)                   2,360
  Unearned portion of incentive compensation                         (433)                    (566)
  -------------------------------------------------------------------------------------------------
      Total shareholders' equity                                  127,530                  116,284
--------------------------------------------------------------------------------------------------
Commitments and contingencies (Notes 12 and 13)
      Total liabilities and shareholders' equity              $ 1,639,082             $ 1,588,003
=================================================================================================
See accompanying notes to consolidated financial statements.



Consolidated Statements of Income
Years Ended September 30,                              1996                1995        1994
                                                    (Dollars in Thousands, except per share amounts)
Interest Income:
Mortgage loans                                         $   36,286       $ 35,610       $ 38,631
Mortgage-backed securities                                 66,604         59,604         44,682
Investment securities (Note 4)                              4,183          8,964          6,164
Federal Home Loan Bank of NY Stock                            626            307              -
Money market investments                                    2,889            642            534
Other loans                                                   654            648            920

      Total interest income                               111,242        105,775          90,931
------------------------------------------------------------------------------------------------
Interest Expense:
Deposits (Note 9)                                          45,705         40,172         35,602
Borrowings (Note 10)                                       14,595         15,058          5,747

      Total interest expense                               60,300         55,230         41,349
-----------------------------------------------------------------------------------------------
Net interest income                                        50,942         50,545         49,582
Provision for loan losses (Note 7)                            900          2,825          3,550

      Net interest income after provision for loan losses  50,042         47,720         46,032
-----------------------------------------------------------------------------------------------
Other Operating Income:
Gain on redemptions and sales of securities                 3,626            355              -
Gain (loss) on sales of mortgages, bank property and
   other real estate owned (OREO)                             559           (520)           180
Customer service fees                                       1,938          1,990          2,265
Other                                                         157            471            663

      Total other operating income                          6,280          2,296          3,108
 ----------------------------------------------------------------------------------------------
Other Operating Expenses:
Compensation and benefits (Notes 13 and 15)                10,992         10,782         10,967
Occupancy and equipment                                     3,545          3,404          3,512
BIF deposit insurance premiums                                117          2,054          3,249
OREO expense, net                                             438            475          1,225
Other                                                       7,775          6,823          7,244

      Total other operating expenses                       22,867         23,538         26,197
-----------------------------------------------------------------------------------------------
Income  before provision  for income taxes                 33,455         26,478         22,943
Provision  for income taxes (Note 11)                      14,104         11,371          9,576

      Net income                                         $ 19,351      $  15,107      $  13,367
===============================================================================================
      Primary earnings  per common share (1)             $   3.85      $    3.15      $    2.82
===============================================================================================
      Fully diluted earnings per common share (1)        $   3.85      $    3.06           N/A
===============================================================================================

(1) Prior years are restated to reflect the 5% stock dividends paid during fiscal 1995. See accompanying notes to consolidated financial statements.




Consolidated Statements of Changes in Shareholders' Equity

----------------------------------------------------------------------------------------------------------------------------------

                                                                                         NET       UNALLOCATED
                                                                        UNREALIZED   UNREALIZED     SHARES IN
                                                                       DEPRECIATION APPRECIATION    MANAGEMENT UNEARNED
                                                                        ON CERTAIN  (DEPRECIATION)  DEVELOP-   PORTION OF
YEARS ENDED                                                             MARKETABLE  ON SECURITIES     MENT &   INCENTIVE
SEPTEMBER 30                       COMMON    PAID-IN SURPLUS  UNDIVIDED     EQUITY    AVAILABLE   RECOGNITION  COMPEMSA-
1994, 1995 AND 1996                 STOCK    CAPITAL    FUND   PROFITS  SECURITIES     FOR SALE       PLAN       TION      TOTAL
-------------------                 -----    -------    ----   -------  ----------     --------   -----------  ---------   -----
                                                              (Dollars in Thousands)

BALANCE AT OCTOBER 1, 1993      $  4,282   $ 52,908 $ 24,101  $ 7,238      $ (11)         $ -       $  (413)    $ (152) $ 87,953
Net income                             -          -       -    13,367          -            -             -          -    13,367
Prorated portion of Manage-
   ment Development and
   Recognition Plan awards
   earned by grantees                  -          -       -         -          -            -             -        125       125
Forfeiture of 210 shares to
   Management Development
   and Recognition Plan                -          2       -         -          -            -            (3)         2         1
Payment of 401 (k) Contri-
   bution                             15        277       -         -          -            -             -          -       292
Payment of 5% stock dividend         215      4,223       -    (4,438)         -            -             -          -         -
Cash dividend paid ($.125
   per share)                          -          -       -      (575)         -            -             -          -      (575)
Dividend Reinvestment                  -          9       -         -          -            -             -          -         9
Exercise of options for
   29,189 shares of Common
   Stock                              29        222       -         -          -            -             -          -       251
Increase in unrealized depre-
   ciation on certain market-
   able equity securities              -          -       -         -       (425)           -             -          -      (425)
----------------------------------------------------------------------------------------------------------------------------------
BALANCE AT SEPTEMBER 30, 1994      4,541     57,641  24,101    15,592       (436)           -          (416)       (25)  100,998
Net income                             -          -       -    15,107          -            -             -          -    15,107
Prorated portion of Management
   Development and Recognition
   Plan awards earned by grantee       -          -       -         -          -            -             -        125       125
Awarded 36,506 shares of Common
   Stock from Management
   Development and Recog-
   nition Plan at $18.25 per
   share, market value on
   date of grant                       -        250       -         -          -            -           416       (666)        -
Payment of 401 (k) Contribution       16        286       -         -          -            -             -          -       302
Payment of 5% stock dividend         227      4,657       -    (4,884)         -            -             -          -         -
Cash dividend paid ($.675 per
   share)                              -          -       -    (3,209)         -            -             -          -    (3,209)
Dividend Reinvestment                  2         39       -         -          -            -             -          -        41
Exercise of options for 11,632
  shares of Common Stock              12        112       -         -          -            -             -          -       124
Decrease in unrealized depre-
   ciation on certain market-
   able equity securities              -          -       -         -        436            -             -          -       436
Net unrealized appreciation
   on securities available
   for sale, net of taxes
   of $1,922                           -          -       -         -          -        2,360             -          -     2,360
---------------------------------------------------------------------------------------------------------------------------------
BALANCE AT SEPTEMBER 30, 1995      4,798     62,985  24,101    22,606          -        2,360             -       (566)  116,284
Net income                             -          -       -    19,351          -            -             -          -    19,351
Prorated portion of Management
  Development and Recognition
  Plan awards earned by grantees       -          -       -         -          -            -             -        133       133
Payment of 401 (k) Contribution       11        298       -         -          -            -             -          -       309
Cash dividend paid ($1.00 per
  share)                               -          -       -    (4,821)         -            -             -          -    (4,821)
Dividend Reinvestment                  2         48       -         -          -            -             -          -        50
Exercise of  options for
  43,485 shares of Common
  Stock                               43        482       -         -          -            -             -          -       525
Decrease on unrealized appre-
  ciation on securities
  available for sale, net
  of taxes                             -          -       -         -          -      (4,301)             -          -    (4,301)
----------------------------------------------------------------------------------------------------------------------------------
BALANCE AT SEPTEMBER 30, 1996     $4,854   $ 63,813 $24,101   $37,136    $     -     $(1,941)      $      -     $ (433) $127,530
==================================================================================================================================
See accompanying notes to consolidated financial statements.




Consolidated Statements of Cash Flows

-------------------------------------------------------------------------------------------------------------------

YEARS ENDED SEPTEMBER 30,                                                  1996            1995            1994
-------------------------------------------------------------------------------------------------------------------

                                                                                  (Dollars in Thousands)

CASH FLOWS FROM OPERATING ACTIVITIES:

  Net Income                                                             $ 19,351         $ 15,107        $ 13,367
  Adjustments to reconcile net income to net
    cash provided by operating activities:
  Depreciation and amortization                                             1,462            1,327           1,204
  Provision for possible loan losses and real estate losses                 1,065            3,148           4,330
  Gain (loss) on sale of loans                                                  -               (5)            123
  Amortization of premium, accretion of (discount), net                     4,449            5,172          11,098
  401(k) contribution                                                         309              302             292
  Net gain on sales and redemption of investments                          (3,626)            (355)            (22)
  Net (gain)  loss on sale of OREO                                           (559)             525              53
  Gain on sale of Bank property                                                 -                -            (356)
  Decrease (increase) in accrued interest receivable                        1,750             (697)         (2,521)
  Decrease  in other assets                                                 4,307            5,923          16,201
  (Decrease) increase in other liabilities                                 (3,716)            (262)          6,665
  Increase in others, net                                                     633              285             405
------------------------------------------------------------------------------------------------------------------
  Net cash provided by operating activities                                25,425           30,470          50,839
------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Proceeds from maturities and redemptions of

    securities available for sale                                          99,815           61,157              -
  Purchases of  securities available for sale                            (214,223)        (182,412)             -
  Proceeds from sales of securities available for sale                    230,525               -               -
  Proceeds from principal repayments and maturities
    of investment securities                                               86,094           30,713          18,006
  Proceeds from redemptions and sales of investment
    securities                                                                  -              574               -
  Purchase of investment securities                                       (16,414)         (10,280)        (94,043)
  Purchase of FHLBNY stock                                                   (255)          (9,430)              -
  Proceeds from principal repayments of mortgage-

    backed securities                                                      66,918           72,951         348,194
  Purchase of mortgage-backed securities                                 (188,291)         (48,320)       (466,886)
  Maturities of certificates of deposit                                    30,500              400             400
  Purchases of certificates of deposit                                    (30,400)            (500)           (400)
  Proceeds from loan repayments and satisfactions                          60,008           50,514         107,886
  Proceeds from loans sold                                                  2,849            4,979           5,202
  Loan purchases and originations                                        (202,950)          (6,882)       (218,704)
  Proceeds from sales of bank building                                          -                -             987
  Proceeds from sales of OREO                                                 905            5,551           2,589
  Capital expenditures                                                       (775)          (1,016)           (998)
-------------------------------------------------------------------------------------------------------------------
 Net cash used in investing activities                                    (75,694)         (32,001)       (297,767)
-------------------------------------------------------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Increase (decrease) in deposit accounts, net,
    including deposits purchased of $48.6 million
    in 1995 and deposits sold of $22.5 million
    in 1994                                                                 9,205            7,568         (88,786)
  Receipt of borrowed funds                                               218,000          988,500       1,022,752
  Repayment of borrowed funds                                            (183,000)        (964,375)       (795,877)
  (Disbursements) receipt of mortgage escrow (net)                           (656)             235            (407)
  Proceeds from exercise of stock options                                     525              124             251
  Cash dividend paid on common stock,
    net of dividend reinvestment                                           (4,771)          (3,168)           (566)
--------------------------------------------------------------------------------------------------------------------
  Net cash provided by  financing activities                               39,303           28,884         137,367
--------------------------------------------------------------------------------------------------------------------
  Net (decrease)  increase in Cash and Cash Equivalents                   (10,966)          27,353        (109,561)
  Cash and Cash Equivalents at Beginning of Year                           40,686           13,333         122,894
--------------------------------------------------------------------------------------------------------------------
Cash and Cash Equivalents at End of Year                                 $ 29,720         $ 40,686        $ 13,333
====================================================================================================================
SUPPLEMENTAL INFORMATION:
  Cash paid during the year for:
    Interest                                                            $  61,277         $  55,764       $ 41,349
    Income taxes                                                           11,872             6,937          2,419
  Additions to OREO                                                           402               546          3,032
  Securities transferred to available for sale                            134,286           202,686              -
-------------------------------------------------------------------------------------------------------------------

See accompanying notes to consolidated financial statements.



(1)     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        The consolidated financial statements of North Side Savings Bank and subsidiaries (the Bank) are prepared in conformity with generally accepted accounting principles using the accrual basis of accounting for financial reporting and tax purposes. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results may differ from those estimates. Certain reclassification have been made to prior year financial statements to conform to the fiscal 1996 presentation. The following summarizes the significant accounting policies of the Bank.

        Principles of Consolidation. The consolidated financial statements include the accounts of North Side Savings Bank and its wholly-owned subsidiaries. Significant inter-company accounts and transactions are eliminated in consolidation.

        Money Market Investments. Money market investments represent short-term instruments, usually with maturities of six months or less. These investments are carried at cost, adjusted for premiums and discounts which are recognized in interest income over the period to maturity. The carrying values of these investments approximate current market values.

        Securities available for sale. Effective October 1, 1994, the Bank adopted SFAS No. 115, "Accounting for Certain Investments in Debt and Equity Securities". Under this statement, mortgage-backed securities and other securities which the Bank intends to hold for indefinite periods of time and does not intend to hold to maturity are classified as securities available for sale and carried at estimated market value. Premiums are amortized and discounts are accreted to maturity using a method which approximates the level-yield method. Securities available for sale include securities that management intends to use as part of its asset/liability management strategy and that may be sold in response to changes in interest rates and/or resultant prepayment risk changes or other factors related to interest rates and prepayment risk changes. Gains and losses arising from sales of these securities are included in net gain (loss) on sales of securities and are determined using the specific identification method. Unrealized gains and losses are reported as a separate component of shareholders' equity, net of taxes.

        Investment securities. Investment securities consist of debt and equity securities which the Bank has the intent and ability to hold until maturity. Debt securities, which include bonds, notes and debentures, are carried at amortized historical cost. Premiums are amortized and discounts are accreted using a method which approximates the level-yield method. Equity securities are carried at estimated market value.

        Mortgage-Backed Securities. Mortgage-backed securities, exclusive of collateralized mortgage obligations, represent participating interests in pools of long-term, first mortgage loans. Collateralized mortgage obligations are multi-class, mortgage-backed securities that are secured by mortgage loans or other mortgage-backed securities. The Bank has the intent and ability to hold these securities until maturity. Mortgage-backed securities are carried at amortized historical cost. Premiums are amortized and discounts are accreted using a method which approximates the level-yield method.

        Loans. Mortgage and other loans are carried at cost plus net unamortized premium and deferred loan origination fees and the allowance for loan losses. Premiums are amortized and discounts are accreted over various composite lives using methods which approximate the level-yield method. Loan origination fees and direct loan origination costs are deferred and subsequently recognized in interest income as a yield adjustment using the level-yield method over the contractual loan term, adjusted for estimated prepayments in certain circumstances.

        Interest is accrued monthly on the outstanding balance of mortgage and other loans unless management considers collection to be doubtful. Loans are placed on a non-accrual basis when principal or interest payments are in arrears ninety days or more, or sooner, if management deems it appropriate. When loans are placed on a non-accrual basis, previously accrued but unpaid interest is reversed and charged against current income and interest is subsequently recognized only to the extent cash is received.

        Allowance for Loan Losses. The Bank uses the reserve method of accounting for loan losses. Under this method, provisions for loan losses are charged to operations and recognized loan losses (recoveries) are charged (credited) to the allowance. The allowance for loan losses is based on management's periodic evaluations of the adequacy of the allowance, which takes into consideration the Bank's past loan loss experience, known and inherent risks in the portfolio, adverse situations which may affect the borrowers' ability to repay, overall portfolio quality, and current and prospective economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowance for loan losses. Such agencies could require the Bank to recognize additions to the allowance based on their judgments about information available to them at the time of their examination. Management believes that the allowance for loan losses is adequate.

        Effective October 1, 1995, the Bank adopted the provisions of Statement of Financial Accounting Standards ("SFAS") No. 114, "Accounting by Creditors for Impairment of a Loan," and SFAS No. 118, "Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosures." These statements prescribe recognition criteria for loan impairment, generally related to commercial type loans, and measurement methods for certain impaired loans and all loans whose terms are modified in trouble debt restructurings subsequent to the adoption of these statements. Loans are identified as impaired when it is probable that all amounts of principal and interest due will not be collected according to the original contractual terms of the loan agreement. The adoption of these standards had no effect on the financial statements.

        As a result of the adoption of SFAS No. 114, the allowance for possible loan losses related to impaired loans that are identified for evaluation in accordance with SFAS No. 114 is based on the present value of expected cash flows discounted at the loans' initial effective interest rate, except that as a practical expedient, impairment may be measured at the loans' observable market price, or the fair value of the collateral for certain loans where repayment of the loan is expected to be provided solely by the underlying collateral. The Bank considers estimated cost to sell when determining the fair value of collateral in the measurement of impairment if those costs are expected to reduce the cash flows available to repay or otherwise satisfy the loans.

        Premises and Equipment. Premises, furniture and fixtures and equipment are carried at cost less accumulated depreciation computed on a straight-line basis over the estimated useful lives of the respective assets. Maintenance, repairs and minor improvements are charged to operating expense as incurred.

        Other Real Estate Owned. Other real estate owned ("OREO") consists of property acquired by foreclosure or by deed-in-lieu of foreclosure. These properties are carried at the lower of estimated fair value or the balance of the loan at the date of acquisition or classification. The Bank maintains an allowance for subsequent declines in fair values of OREO. Expenses for holding costs are charged to operations as incurred.

        Pension Plan. The Bank maintains a qualified defined benefit pension plan through the RSI Retirement Trust, a group trust administered by Retirement Systems Group, Inc. The Bank's pension plan is non-contributory and covers substantially all full-time employees. The Bank's funding policy is to make contributions to the plan at least equal to the amounts required by applicable Internal Revenue Service regulations.

        Income Taxes. The Bank follows Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes" ("SFAS No. 109"). SFAS No. 109 requires deferred income taxes to be accounted for by the asset and liability method. Deferred income tax expense under SFAS No. 109 is determined by recognizing deferred tax assets and liabilities for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. The realization of deferred tax assets is assessed and a valuation allowance provided for that portion of the asset for which it is more likely than not that it will not be realized. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The Bank files consolidated Federal, state and local income tax returns.

        Earnings Per Share. Primary earnings per share are computed by dividing net income by the average number of shares outstanding. Fully diluted earnings per share are calculated by dividing net income by the weighted average number of fully diluted common shares and common stock equivalents. The common stock equivalents consist of common stock options. All prior years earnings per share amounts included in the financial statements have been restated to reflect the 5% stock dividend paid during fiscal 1995.

        Statement of Cash Flows. For purposes of reporting cash flows, cash and cash equivalents include cash and amounts due from banks including Federal Home Loan Bank overnight deposits, Federal Home Loan Bank balance, and Federal funds sold. Generally, Federal funds are sold for one-day periods.

(2)   MONEY MARKET INVESTMENTS

        Money market investments generally have maturities of six months or less. The following table presents the components of money market investments:


September 30,                            1996                  1995
-------------------------------------------------------------------------
                                                (In Thousands)

Federal funds sold                      $ 16,640             $     -
Certificates of deposit                      200                  300
FHLB Bank Balance                            302                  356
FHLB Overnight Deposit                        -                 28,800
----------------------------------------------------------------------
     Total money market investments     $ 17,142               $29,456
======================================================================

(3)   SECURITIES AVAILABLE FOR SALE

        Effective October 1, 1994, the Bank adopted SFAS No. 115 which requires securities available for sale to be carried at estimated fair value with the resultant net unrealized gain or loss from amortized cost reflected as a separate component of stockholders' equity net of related income taxes. In fiscal 1996 North Side took advantage of the one time opportunity granted by FASB to reassess the appropriateness of its classification of all securities under SFAS No. 115. As a result, the Bank reclassified $134.3 million of mortgage-backed securities from held to maturity to available for sale.

        At September 30, 1996, the net unrealized loss on securities available for sale was $3.5 million or $1.9 million net of income taxes. At September 30, 1995, the net unrealized gain on securities available for sale was $4.3 million or $2.4 million net of income taxes. Prior to the adoption of SFAS No. 115, the Bank carried securities available for sale at the lower of amortized cost or estimated fair value.

        The amortized cost and estimated fair values of securities available for sale at September 30, 1996 and 1995 are summarized as follows:



September 30,                         1996                                          1995
--------------------------------------------------------------------------------------------------------------------
                                       Gross       Gross     Estimated              Gross       Gross     Estimated
                          Amortized  Unrealized  Unrealized   Market   Amortized  Unrealized  Unrealized   Market
                            Cost       Gains       Losses     Value      Cost       Gains       Losses      Value
                                                        (In Thousands)
Investment Securities
  available for sale:
  United States Government
     securities            $    31    $    -     $    -      $   31     $   230   $     -      $    (1)    $   229
  Equity Securities          5,271       331        (362)     5,240      23,626     3,148         (483)     26,291
 -----------------------------------------------------------------------------------------------------------------
  Total Investment
    Securities               5,302       331        (362)     5,271      23,856     3,148         (484)     26,520
 -----------------------------------------------------------------------------------------------------------------
 Mortgage Backed Securities
   available for sale:
   GNMA                    100,895       121      (2,051)    98,965           -         -            -          -
   FHLMC & FNMA            220,612     1,259      (2,835)   219,036     273,811     1,846         (219)   275,438
   CMOs                     14,401        20          (4)    14,417      24,593        31          (40)    24,584
-----------------------------------------------------------------------------------------------------------------
   Total mortgage-backed
     securities            335,908     1,400      (4,890)   332,418     298,404     1,877         (259)   300,022
-----------------------------------------------------------------------------------------------------------------
Total securities available
    for sale              $341,210    $1,731     $(5,252)  $337,689    $322,260    $5,025        $(743)  $326,542
=================================================================================================================



        The Bank's portfolio of mortgage-backed securities available for sale had an estimated weighted average expected life of approximately 7.3 years and 3.8 years at September 30, 1996 and 1995, respectively.

        U.S. Government securities at September 30, 1996 had contractual maturities between February 1997 and January 1998.

        Accrued interest receivable on securities available for sale was $2.9 million and $3.1 million at September 30, 1996 and 1995, respectively.

(4)   INVESTMENT SECURITIES

        The carrying value and related estimated market value of investment securities as of September 30, 1996 and 1995 are as follows:



September 30,                       1996                                               1995
-----------------------------------------------------------------------------------------------------------
                                  Gross Un-  Gross Un- Estimated           Gross Un-  Gross Un-   Estimated
                       Carrying   Realized   Realized   Market   Carrying  Realized   Realized     Market
                         Value      Gains     Losses    Value     Value      Gains     Losses       Value
                                                           (In Thousands)
Bonds and Other
 Debt Securities:
United States
  Government and
  Federal Agencies   $   2,662    $     -     $  -      2,662    $ 62,837   $  13    $  264      $ 62,586
State and Municipal      1,561        440        -      2,001       1,663      -         -          1,663
Corporate and other     13,250        158        -     13,408      22,696      -        590        22,106
---------------------------------------------------------------------------------------------------------
  Total bonds           17,473        598        -     18,071      87,196      13       854        86,355
  Total equity
    securities           6,513          -        -      6,513       6,105      -         -          6,105
---------------------------------------------------------------------------------------------------------
  Total investment
   securities, net    $ 23,986     $  598     $  -     24,584    $ 93,301   $  13    $  854      $ 92,460
=========================================================================================================


        The following is a summary of the carrying value of bonds at September 30, 1996 by remaining term to maturity:


                             United States
                              Government                                              Estimated
                              and Federal     State and       Corporate                  Market
September 30, 1996             Agencies       Municipal       and Other       Total      Value
-----------------------------------------------------------------------------------------------
                                                 (In Thousands)

1 year or less             $          -     $         -      $   10,540   $  10,540   $  10,643
Over 1 year to 5 years              115             396           1,480       1,991       2,045
Over 5 years to 10 years          2,547               -           1,230       3,777       3,778
Over 10 years                         -           1,165               -       1,165       1,605
-----------------------------------------------------------------------------------------------
       Total                   $  2,662         $ 1,561      $   13,250   $  17,473   $  18,071
===============================================================================================

        The following is a summary of interest and dividend income by type of investment security for the years ended:


September 30,                                             1996              1995              1994
--------------------------------------------------------------------------------------------------
                                                                      (In Thousands)

U.S. Government and Federal Agencies                    $1,471         $  5,422           $ 2,172
State and Municipal                                        139              147               155
Corporate and other                                      1,360            1,981             2,974
Equity Securities                                        1,213            1,414               863
-------------------------------------------------------------------------------------------------
       Total                                            $4,183         $  8,964           $ 6,164
=================================================================================================


(5)     MORTGAGE-BACKED SECURITIES

        The carrying values and estimated market values of mortgage-backed securities at September 30, 1996 and 1995 are summarized as follows:



1996 Carrying Value
Principal Balances                              FNMA        FHLMC        CMO      OTHER      TOTAL
                                                               (In Thousands)
Fixed-rate                                 $   67,746    $  8,767  $ 374,961   $  1,404 $  452,878
Variable-rate                                 117,777           -          -     58,839    176,616
--------------------------------------------------------------------------------------------------

      Total principal balance                185,523        8,767    374,961     60,243    629,494
--------------------------------------------------------------------------------------------------
Unamortized Premium Fixed-rate                 1,109          111      3,101          -      4,321
                             Variable-rate     3,964            -          -          -      3,964
--------------------------------------------------------------------------------------------------
      Total premium                            5,073          111      3,101          -      8,285
--------------------------------------------------------------------------------------------------
Unamortized Discount Fixed-rate                   16           32        846          -        894
                               Variable-rate       -            -          -          4          4
---------------------------------------------------------------------------------------------------
      Total discount                              16           32        846          4        898
--------------------------------------------------------------------------------------------------
Total mortgage-backed, net                   190,580        8,846    377,216     60,239    636,881
--------------------------------------------------------------------------------------------------
Gross unrealized gains                           459          141         48         19        667
Gross unrealized losses                       (1,243)         (44)    (8,769)      (984)   (11,040)
---------------------------------------------------------------------------------------------------
Estimated market value                    $  189,796     $  8,943  $  368,495 $   59,274 $  626,508
===================================================================================================


1995 Carrying Value
Principal Balances                 GNMA       FNMA        FHLMC        CMO      OTHER      TOTAL
-------------------------------------------------------------------------------------------------
                                                            (In Thousands)
Fixed-rate                      $    8,130 $  155,499   $  63,089 $  260,310 $    2,221 $  489,249
Variable-rate                            -     91,361           -          -     63,258    154,619
--------------------------------------------------------------------------------------------------
     Total principal balance         8,130    246,860      63,089    260,310     65,479    643,868
--------------------------------------------------------------------------------------------------
Unamortized Premium Fixed-rate           -     2,607          822      2,017          -      5,446
                    Variable-rate        -     2,655            -          -          -      2,655
--------------------------------------------------------------------------------------------------
      Total premium                      -     5,262          822      2,017          -      8,101
--------------------------------------------------------------------------------------------------
Unamortized Discount Fixed-rate          -        28           69        697          -        794
                    Variable-rate        -         -            -          -         22         22
--------------------------------------------------------------------------------------------------
      Total discount                     -        28           69        697         22        816
--------------------------------------------------------------------------------------------------
Total mortgage-backed, net           8,130   252,094       63,842    261,630     65,457    651,153
--------------------------------------------------------------------------------------------------
Gross unrealized gains                 136       522          285         -          41        984
--------------------------------------------------------------------------------------------------
Gross unrealized losses                 (1)   (2,353)        (550)    (5,673)      (696)    (9,273)
--------------------------------------------------------------------------------------------------
Estimated market value          $    8,265 $  250,263   $  63,577 $  255,957 $   64,802 $  642,864
==================================================================================================


(6)     LOANS

        The composition of the loan portfolio is summarized as follows:


September 30,                                                1996                    1995
-----------------------------------------------------------------------------------------
                                                                     (In Thousands)
Mortgage loans:
  Conventional:
      One-to four-family                               $ 398,682                 $285,161
      Commercial                                          74,903                   80,212
      Multi-family                                        77,053                   45,286
      Construction loans                                      64                      211
FHA-insured and VA-guaranteed                             10,180                   13,120
Unamortized purchase (discount) premium, net                (945)                   2,537
Other deferred discounts and deferred fees, net             (545)                    (437)
------------------------------------------------------------------------------------------
       Mortgage loans                                    559,392                  426,090
       Other loans                                         9,838                    6,090
-----------------------------------------------------------------------------------------
Total loans                                              569,230                  432,180
   Less:  Allowance for loan losses                       (5,786)                  (6,417)
-----------------------------------------------------------------------------------------
Total Loans, net                                       $ 563,444                 $425,763
=========================================================================================

        The Bank's loan portfolio is varied as to type, geographic location, borrower concentration and fixed or adjustable interest rates. The Bank's lending policy generally requires maximum loan to value ratios of 80% for one-to four-family residential loans and 65% for multi-family and commercial real estate loans. At September 30, 1996 approximately $516 million of the Bank's real estate loans were secured by properties located in the New York metropolitan area and, as such, a substantial portion of the Bank's borrowers' ability to honor their contracts and increases or decreases in market value of the real estate collateralizing such loans may be significantly affected by the level of economic activity of New York state.

        The Bank services mortgage loans for third parties, primarily the FNMA and FHLMC, as well as certain other investors, and the unpaid principal balance of such serviced loans totalled approximately $65 million and $53 million at September 30, 1996 and 1995, respectively. Custodial escrow balances maintained in connection with such loans amounted to $2.9 million and $4.1 million at the same respective dates.

(7)     ALLOWANCE FOR LOAN LOSSES

        The following table summarizes activity in the allowance for loan losses for the years ended September 30, 1996, 1995 and 1994:



September 30,                                     1996             1995              1994
-----------------------------------------------------------------------------------------
                                                           (In Thousands)
Balance, beginning of year                    $ 6,417           $11,178          $ 11,114
Provision charged to operations                   900             2,825             3,550
Loans charged-off                                (297)           (5,477)           (2,144)
Charge-off due to sale of loans                (1,607)           (2,156)               -
Charge-off due to transfer of loans to OREO       (59)             (225)           (1,846)
Recoveries                                        432               272               504
-----------------------------------------------------------------------------------------
Balance, end of year                          $ 5,786          $  6,417           $11,178
=========================================================================================


        At September 30, 1996, the recorded investment in loans that are considered impaired under SFAS No. 114 totaled $.6 million. None of these impaired loans require a related allowance for loan losses. The average recorded investment in impaired loans during fiscal 1996 was approximately $2.3 million.

        Non-accrual loans and renegotiated loans for which interest has been reduced totalled approximately $4.9 million, $14.3 million and $20.7 million at September 30, 1996, 1995 and 1994, respectively. Interest income would have increased by $.8 million, $1.3 million and $1.6 million for the years ended September 30, 1996, 1995 and 1994, respectively, if interest on non-accrual and restructured loans had been accrued under their original terms. The Bank recorded interest income of $.1 million, $.9 million and $.8 million on such loans for the years ended September 30, 1996, 1995 and 1994, respectively.

(8)     OTHER REAL ESTATE OWNED

        Other real estate owned is summarized as follows:


September 30,                                               1996                      1995
------------------------------------------------------------------------------------------
                                                                     (In Thousands)

Land                                                     $ 1,734                 $  2,830
Commercial real estate                                       466                      466
One-to four-family                                           356                      283
Less: Allowance for OREO                                    (151)                  (1,064)
------------------------------------------------------------------------------------------
Total Other Real Estate Owned                            $ 2,405                 $  2,515
=========================================================================================


        The following table summarizes activity in the allowance for OREO for the years ended September 30, 1996, 1995 and 1994:


September 30,                                    1996              1995              1994
-----------------------------------------------------------------------------------------
                                                            (In Thousands)

Balance, beginning of year                    $ 1,064           $ 7,539            $9,050
Provision charged to operations                   165               323               780
Charge off due to sale of OREO                 (1,078)           (6,798)           (2,291)
------------------------------------------------------------------------------------------
Balance, end of year                         $    151           $ 1,064            $7,539
=========================================================================================


(9)     DEPOSITS

        Deposits at September 30, 1996 and 1995 are summarized as follows:


September 30,                                                1996                    1995
-----------------------------------------------------------------------------------------
                                                                   (In Thousands)
NOW accounts                                          $    18,988             $     19,869
Money market accounts                                      54,236                   55,806
Checking accounts                                          40,459                   35,759
Savings accounts                                          553,750                  576,593
Time deposits                                             535,209                  508,263
Other                                                       5,640                    2,787
------------------------------------------------------------------------------------------
Total deposits                                         $1,208,282              $ 1,199,077
==========================================================================================


        The aggregate amount of time deposits in denominations of $100,000 or more amounted to approximately $38.2 million and $30.5 million at September 30, 1996 and 1995, respectively.

        Interest expense on deposits for the years ended September 30, 1996, 1995 and 1994 are summarized as follows:


September 30,                                     1996              1995              1994
------------------------------------------------------------------------------------------
                                                               (In Thousands)
NOW accounts                                 $     288       $      236         $      247
Money market accounts                            1,637            1,586              1,534
Savings accounts                                14,251           14,335             14,272
Time deposits and penalties                     29,343           23,813             19,336
Other                                              186              202                213
------------------------------------------------------------------------------------------
Total interest expense                        $ 45,705         $ 40,172           $ 35,602
==========================================================================================


        The following is a summary of time deposits at September 30, 1996 by remaining term to maturity by the weighted average interest rate being paid on such deposits:


Amounts at          Less Than    More Than One     More Than Two     More than
September 30, 1996      One      Year But Less     Years But Less      Three
Maturing               Year      Than Two Years   Than Three Years     Years      Total
                                                    (Dollars in Thousands)
Total maturities    $ 357,726       $ 58,072        $ 26,959          $ 92,452  $ 535,209
-----------------------------------------------------------------------------------------
Weighted Average
  Interest Rate          4.99%          5.49%           5.60%            6.56%      5.35%
==========================================================================================


(10)    BORROWED FUNDS

        As of September 30, 1996, securities sold under repurchase agreements amounted to $286.0 million as compared to borrowings outstanding of $251.0 million on September 30, 1995. The Bank may sell securities to broker/dealers under agreements to repurchase the same securities within a predetermined period of time (reverse repurchase agreements). These agreements are accounted for as financing transactions. Accordingly, the collateral securities continue to be carried as an asset, and a liability is established for the transaction proceeds. The following table presents activity concerning such borrowings for the year ended September 30, 1996:

                 (Dollars in Thousands)
Average balance during the year                          $238,981
Maximum month-end balance during the year                 286,000
Average interest rate during the year                       6.11%

(11)    FEDERAL, STATE AND LOCAL TAXES

        The components of income tax expense are as follows:


Years Ended September 30,                                 1996          1995         1994
-----------------------------------------------------------------------------------------
                                                                 (In Thousands)
Federal-current                                     $  10,578      $   2,603      $  4,115
Federal-deferred                                         (992)         5,131         2,399
State and local-current                                 5,049          1,344         2,144
State and local-deferred                                 (531)         2,293           918
------------------------------------------------------------------------------------------
Total tax expense                                    $ 14,104       $ 11,371      $  9,576
==========================================================================================

        The reconciliation of the expected Federal income tax expense at the statutory tax rate to the actual expense follows:


Years Ended September 30,                                 1996          1995         1994
-----------------------------------------------------------------------------------------
                                                                  (In Thousands)
Federal income tax expense  computed
  by applying the statutory rate to income
  before income taxes                                $ 11,709      $  9,267        $8,030
State and local income taxes
   net of Federal taxes                                 2,937         2,364         1,990
Dividend received deduction                              (133)         (135)          (64)
Tax exempt interest                                       (49)          (52)          (54)
Other, net                                               (360)          (73)         (326)
-----------------------------------------------------------------------------------------
 Actual income tax expense                           $ 14,104       $11,371        $9,576
=========================================================================================

        The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities included in other assets at September 30, 1996 and 1995 are as follows:


September 30,                                                      1996                 1995
--------------------------------------------------------------------------------------------
                                                                        (In Thousands)
Deferred tax assets:
  Allowance for loan losses                                     $ 2,582              $ 2,863
  Allowance for OREO losses                                          67                  475
  Nonaccrual of interest                                            115                  247
  Post-retirement benefits costs                                  1,033                1,053
  Discount on mortgages acquired                                    244                  313
  Deferred loan fees                                                135                  192
  Other                                                             463                  565
--------------------------------------------------------------------------------------------
Total gross deferred tax assets                                   4,639                5,708
Less valuation allowance                                         (1,176)              (1,176)
--------------------------------------------------------------------------------------------
Deferred tax assets, net                                          3,463                4,532
--------------------------------------------------------------------------------------------
Deferred tax liabilities:
  PTI method bad debt deduction                                    (975)                   -
  Basis differences of assets acquired in business combination   (1,245)              (1,268)
  Mortgage servicing rights                                         (40)                 (71)
  Net unrealized depreciation (appreciation) on securities
      available for sale                                          1,581               (1,922)
  Other                                                             (29)                 (39)
---------------------------------------------------------------------------------------------
 Total gross deferred tax liabilities                              (708)              (3,300)
---------------------------------------------------------------------------------------------
Net deferred tax asset                                          $ 2,755              $ 1,232
============================================================================================


        If certain definitional tests and other conditions are met, the Bank is allowed a special bad debt deduction in determining its taxable income for Federal income tax purposes, based upon either specified experience formulas or a percentage of its taxable income, after utilization of available net operating loss carryforwards, if any. The Bank has used the experience method for the fiscal years 1994 and 1995 and expects to use the percentage of taxable income method for fiscal year 1996.

        At September 30, 1996, the Bank's bad debt reserve on qualifying real property loans for Federal income tax purposes approximated $25.2 million. Any charges to this reserve for other than bad debt on a qualified real property loan would create income for tax purposes only, which would be subject to the corporate income tax rate in effect at that time. However, management does not contemplate that amounts allocated to bad debt deductions will be used in any manner that would create income tax liabilities.

        The Bank files New York State franchise and New York City financial corporation tax returns for fiscal periods identical to its Federal income tax return. The Bank's tax liability for each year is the greater of a tax based on "entire net income," "alternative entire net income," "taxable assets" or a minimum tax. A special bad debt deduction based on a percentage of taxable income (currently at 32%) is allowed if the Bank meets certain definitional tests and conditions. The Bank's provision for New York State and New York City taxes is based on "entire net income" for the fiscal years ended September 30, 1996 and 1995. The Bank is subject to a temporary surcharge based upon New York State tax liability.

(12)    COMMITMENTS AND CONTINGENCIES

        In the normal course of the Bank's business, there are various outstanding legal proceedings. In the opinion of management, after consultation with legal counsel, the financial position of the Bank will not be materially affected as a result of the outcome of such legal proceedings.

        The principal commitments and contingent liabilities of the Bank are discussed below.

        Loan Commitments. At September 30, 1996, outstanding commitments made by the Bank to originate or acquire mortgage loans and other loans approximated $22.7 million. These commitments mature within six months and are principally for loans with interest rates which float or which are adjustable at periodic intervals, or loans with fixed-rates which mature within five years. Such commitments have fixed expirations and consequently, may not represent future cash requirements.

        Lease Commitments. The Bank has entered into non-cancelable operating lease agreements for bank equipment having expiration dates not greater than one year. As of September 30, 1996 there is one lease agreement which requires a minimum annual lease payment of approximately $26,000 through the year 2000.

        Occupancy and equipment expense includes rental expense of $104,000, $51,000 and $72,000 for the years ended September 30, 1996,
1995 and 1994, respectively.

(13)    BENEFIT PLANS

        Retirement Plan. The Bank's retirement plan covers substantially all of the full-time employees of the Bank. The plan is a defined benefit pension plan. Substantially all full-time employees are eligible after one year of service provided they are at least 21 years of age. The benefits are an annual amount equal to 2.5% of average highest earnings (W-2 compensation over the highest 36 consecutive months, within the final 120 consecutive months of credited service), multiplied by the number of years and any fraction thereof of credited service, not to exceed 30 years, less 1.67% of the participant's Social Security benefit multiplied by the number of years and any fraction thereof of credited service (up to a maximum of 30 years), subject to certain limitations.

        Pension (credit) expense for the years ended September 30, 1996, 1995 and 1994 was $(45,000), $214,000 and $221,000, respectively.

        The status of the pension plan at the valuation dates of September 30, 1996 and 1995 was as follows:


September 30,                                               1996                        1995
--------------------------------------------------------------------------------------------
                                                                 (In Thousands)
Actuarial Present Value of Benefit Obligations:
  Vested                                                $ 15,701                   $ 14,057
  Non-vested                                                 542                        542
-------------------------------------------------------------------------------------------
Total accumulated benefit obligation                    $ 16,243                   $ 14,599
===========================================================================================
Actuarial present value of projected benefit
  obligation for service rendered to date               $ 17,598                   $ 15,951
Plan assets at fair value, primarily listed
  stocks, and US government obligations                   21,802                     18,768
-------------------------------------------------------------------------------------------
Plan assets in excess of projected benefit obligation      4,204                      2,817
Unrecognized past service liability                        2,011                        465
Unrecognized (gain)                                       (5,958)                    (2,922)
Unamortized transition net asset being amortized
  over 8.7 years and 8.9 years                              (120)                      (268)
--------------------------------------------------------------------------------------------
Prepaid pension expense                                $     137                $        92
===========================================================================================
Net Pension Expense for the Years Ended September 30,
   1996 and 1995 Included the Following Components:
Service cost-benefits earned during the period         $     450                 $      412
Interest cost on projected benefit obligation              1,155                      1,145
Expected return on plan assets                            (1,457)                    (1,261)
Net amortization and deferral                               (193)                       (82)
--------------------------------------------------------------------------------------------
Net periodic pension (credit) expense                 $      (45)                $      214
===========================================================================================

        The discount rate used in determining the projected benefit obligation for the years ended September 30, 1996 and 1995 was 7.50% and 8.25%, respectively. The expected long-term rate of return on assets was 8% for both years and the rate of increase in compensation levels was estimated at 5.50% and 6.0% for the years ended September 30, 1996 and 1995.

        Incentive Savings Plan. The Bank maintains an incentive savings plan (the "401(k) Plan"), which is a defined contribution plan providing for contributions to several trust funds by both the Bank and its employees. Employees are eligible to join the 401(k) Plan upon completion of one year's service. Plan participants may make contributions to the 401(k) Plan in amounts ranging from 1% to 6% of their compensation. The Bank matches the employee's contribution at the rate of 50% during the first two years of an employee's participation and 100% thereafter. Incentive savings expense, which is included in compensation and benefits, amounted to $309,000, $302,000 and $292,000 for the years ended September 30, 1996, 1995 and 1994, respectively.

        Benefit Preservation Plan. The Bank adopted, effective October 1, 1993, an unfunded, non-qualified Benefit Preservation Plan ("BPP") for certain senior officers of the Bank to compensate such individuals who participate in the Retirement Plan and the 401(k) Plan for benefits lost under such plans by reason of benefit limits imposed by Sections 415, 401(a) (17) and 402(g) of the Internal Revenue Code. The Bank expensed $120,000, $94,000 and $100,000 in respect of the BPP in fiscal 1996, 1995 and 1994 respectively.

        Health Care and Life Insurance. In fiscal 1993, the Bank adopted SFAS No. 106, Employers' Accounting for Post-retirement Benefits Other Than Pensions. SFAS No. 106 principally focuses on health care benefits to an employee and the employee's beneficiaries and covered dependents, although it applies to all forms of post-retirement benefits other than pensions. The adoption has changed the Bank's practice of accounting for these benefits from the cash basis to the accrual basis, which recognizes the expense during the years that the employee renders the necessary service.

        The Bank currently provides post-retirement benefits other than pensions in the form of health care and life insurance. The benefits cover retirees aged 60 and over with a minimum of 10 years of service who currently collect their pension and were hired prior to February 1, 1991. Retirees make co-payments for medical coverage and are subject to deductibles.

        The following table sets forth the composition of the accrued post-retirement benefit cost recognized in the Consolidated Statements of Financial Condition at September 30, 1996 and 1995:

September 30,                                                1996                       1995
--------------------------------------------------------------------------------------------
                                                                      (In Thousands)
Accumulated post-retirement benefits obligations("APBO"):
 Retirees                                               $ (1,464)                  $ (1,521)
 Active Plan Participants                                   (450)                      (406)
--------------------------------------------------------------------------------------------
 APBO in excess of plan assets                            (1,914)                    (1,927)
Unrecognized net loss                                        327                        388
Unrecognized past service liability                         (684)                      (723)
--------------------------------------------------------------------------------------------
 Accrued post-retirement benefit cost                   $ (2,271)                  $ (2,262)
============================================================================================


Net periodic post-retirement benefit cost included the following components for the fiscal years ended September 30, 1996 and 1995:


September 30,                                                1996                    1995
-----------------------------------------------------------------------------------------
                                                                    (In Thousands)
Service cost-benefits earned during the period             $  29                  $      25
Interest cost on APBO                                        141                        117
Amortization of unrecognized loss                             16                         28
Amortization of unrecognized past service liability          (38)                      (108)
-------------------------------------------------------------------------------------------
      Net periodic post-retirement benefit cost            $ 148                  $      62
===========================================================================================

        For measurement purposes, the average annual rate of increase in the per capita cost of covered health benefits was assumed to be 10.0% for fiscal 1996 and was assumed to decrease to 5.5% in fiscal 2005 and remain at that level thereafter. Increasing the assumed health care cost trend rates by 1.0% in each year would have no effect on the APBO and the aggregate of the service and interest cost components of the net periodic post-retirement benefit cost for fiscal 1996. The Bank utilized a 7.5% weighted average discount rate in determining the APBO. In the calculation of the APBO for the post-retirement life insurance plan, the Bank utilized a 5.5% annual rate of increase in future compensation levels.

        The expense of providing post-retirement benefits other than pensions to retirees amounted to approximately $148,000 in fiscal 1996 and $62,000 in fiscal 1995.

(14)    STOCK CONVERSION, SHAREHOLDERS' EQUITY AND REGULATORY CAPITAL

        Pursuant to a Plan of Conversion adopted by the Bank's Board of Directors in 1985, the Bank established a liquidation account in the amount of $31.9 million, the total net worth of the Bank at December 31, 1985, for the benefit of all eligible account holders who continue to maintain their deposits in the Bank. In the event of future liquidation of the Bank (and only in such event), an eligible account holder will be entitled to receive a distribution from the liquidation account prior to any payments to holders of common stock. The total amount of the liquidation account is reduced by an amount proportionate to the decrease in the deposit balances of eligible account holders. Richmond Hill Savings Bank was subject to these same requirements and its liquidation account continues to be maintained. At September 30, 1996, the remaining balance of the liquidation account for the combined banks was approximately $3.6 million.

        Payments of dividends by the Bank on its common stock are subject to various restrictions. According to New York State Banking Law, dividends may be declared and paid only out of net profits of the Bank. The approval of the Superintendent of Banks of the State of New York is required if the total of all dividends declared in any calendar year will exceed net profit for that year plus the retained net profits of the proceeding two years, as defined in the regulations.

        The Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") was signed into law on December 19, 1991. FDICIA imposed a number of new mandatory supervisory and regulatory measures.

        The FDICIA requires financial institutions to take certain actions relating to their internal operations, including: providing annual reports on financial condition and management to the appropriate federal banking regulators, having an annual independent audit of financial statements performed and establishing an independent audit committee comprised solely of outside directors.

        The Bank is subject to certain capital requirements established by the Federal Deposit Insurance Corporation ("FDIC"). In December 1992, the FDIC, jointly with other Bank regulatory agencies, issued regulations implementing the prompt correction provisions of the FDICIA. The regulation defines the capital categories.

        Insofar as applicable to banks, the FDIC requires the most highly rated banks to have a leverage ratio to assets of at least 3% and other banking organizations are required to maintain higher levels (100 to 200 basis points), based on their particular circumstances, as defined in the regulation.

        The Bank is required to meet certain capital to risk-weighted asset ratios. Generally, the Bank is required to maintain a capital to risk-based asset ratio of 8% as more fully defined in the regulations.

        As of September 30, 1996, North Side complied with all capital levels required by the FDIC and all such ratios are in the well capitalized category. The Bank's total risk-based ratio, Tier I risk-based ratio and leverage ratio were 18.61%, 17.81% and 7.74%
(unaudited), respectively, at September 30, 1996.

(15)    STOCK OPTION AND MANAGEMENT DEVELOPMENT AND RECOGNITION PLANS

        Stock Option Plan. North Side Savings Bank's Long-Term Incentive and Capital Accumulation Plan for the benefit of officers and employees of the Bank took effect upon conversion of the Bank to the stock form in 1986. The Board of Directors of the Bank in October 1993 adopted an Amended and Restated Long-Term Incentive and Capital Accumulation Plan (the "Option Plan"), which, among other things, authorized an additional 243,934 options to be available for grants to officers and employees of the Bank.

        Options heretofore granted under the Option Plan generally vest at the rate of 20% per year (beginning generally on the first anniversary of each grant), are exercisable over a ten year period, are not transferable, and will terminate within a period of time following termination of employment with the Bank or its subsidiaries.

          A summary of the stock options activity is as follows:


--------------------------------------------------------------------------------------------
     Description               Options Available         Options      Range of Option Price
      and Year                     For Grant           Outstanding         Per Share(1)
-------------------------------------------------------------------------------------------

September 30, 1993                     -               174,106         $ 4.53  -  $ 15.65
Additional shares authorized
  1/24/94                        243,934                     -
Adjustment for 5% stock  dividend  6,274                14,460          4.53   -    17.69
Granted                         (118,481)              118,481         17.69   -    17.69
Exercised                              -               (29,189)         4.76   -    16.43
Canceled                           1,063                (1,063)         4.76   -    17.69
-----------------------------------------------------------------------------------------
September 30, 1994               132,790               276,795          4.53   -    17.69
Adjustment for 5% stock dividend   6,145                14,285          4.53   -    17.69
Granted                           (9,900)                9,900         17.69   -    17.69
Exercised                              -               (11,632)         4.53   -    17.69
Canceled                           2,484                (2,484)        15.65   -    17.69
-----------------------------------------------------------------------------------------
September 30, 1995               131,519               286,864          4.53   -    17.69
Granted                         (109,828)              109,828         29.00   -    29.00
Exercised                              -               (43,485)         4.53   -    17.69
Canceled                           1,131                (1,131)        17.69   -    17.69
-----------------------------------------------------------------------------------------
September 30, 1996                22,822               352,076        $ 4.53   -  $29.00
=========================================================================================
(1)  Exercise prices adjusted as applicable to reflect 5% stock dividends paid in June 1994 and March 1995.


        Management Development and Recognition Plan The Bank has a Management Development and Recognition Plan (the "Management Plan"), the objective of which is to enable the Bank to retain its corporate officers and key employees. All salaried employees of the Bank and its subsidiaries are eligible to receive benefits under the Management Plan, although benefits have been provided primarily to officers and key management employees, as determined, with the approval of the Board of Directors, by the Stock and Executive Compensation Committee of the Board of Directors ("the Committee"), a committee comprised of non-employee Directors who administer the Management Plan.

        Awards are in the form of Common Stock held in trusts by the Management Plan for the benefit of participants pending the vesting of such shares, generally in 33-1/3% or 20% increments over three or five years. The Management Plan is authorized to invest in shares of Common Stock in an amount not to exceed 10% of the outstanding shares of Common Stock. Compensation expense in the amount of the fair market value of the common stock at the date of the grant is recognized pro rata over the periods during which the shares are payable. The Board of Directors can terminate the Management Plan at any time. The Board of Directors awarded grants of 36,506 shares during the year ended September 30, 1995, which are all the shares of Common Stock currently held by the Management Plan. No grants were awarded during the years ended September 30, 1996 and 1994. Stock compensation expense amounted to $133,000, $125,000 and $121,000 for the years ended September 30, 1996, 1995 and 1994, respectively.

(16)    FAIR VALUE OF FINANCIAL INSTRUMENTS

        Statement of Financial Accounting Standards No.107, "Disclosures about Fair Value of Financial Instruments" ("SFAS NO.107"), as amended by SFAS No. 119, "Disclosures about Derivative Financial Instruments and Fair Value of Financial Instruments," requires disclosure of the fair value of financial instruments, both assets and liabilities whether recognized or not recognized, in the consolidated Statements of Condition, for which it is practicable to estimate fair value as of the Statements of Condition date. Changes in market conditions subsequent to that date are not reflected. SFAS No. 107 has no effect on financial position or results of operations in the current year or any future period. Furthermore, the results of implementing SFAS No. 107 are not representative of the Bank's total value.

        When quoted market prices are not available, SFAS No.107 permits using the present value of anticipated future cash flows. In that regard, the estimated fair value will be affected by prepayment and discount rate assumptions. Such method may not provide the actual proceeds which would be realized in the ultimate sale of the financial instrument.


September 30,                                   1996                        1995
-----------------------------------------------------------------------------------------
                                      Carrying      Estimated      Carrying     Estimated
                                         Value     Fair Value         Value    Fair Value
-----------------------------------------------------------------------------------------
                                                             (In Thousands)
Financial Assets:
   Cash and due from banks             $ 12,778     $  12,778     $ 11,530      $ 11,530
   Money market investments
   Investments                           17,142        17,142       29,456        29,456
   Securities available for sale        337,689       337,689      326,542       326,542
 Investment securities                   23,986        24,584       93,301        92,460
   Federal Home Loan Bank stock           9,685         9,685        9,430         9,430
   Mortgage-backed securities           636,881       626,508      651,153       642,864
   Loans, net                           563,444       563,201      425,763       423,354
   Accrued interest receivable           11,480        11,480       13,230        13,230

Financial Liabilities:
   Deposits                           1,208,282     1,215,390    1,199,077     1,202,964
   Mortgage escrow payments               3,951         3,951        4,607         4,607
   Borrowed funds                       286,000       286,423      251,000       250,576
   Accrued interest payable                 528           528        1,505         1,505
   Outstanding Commitments               22,713        22,713        3,448         3,448
----------------------------------------------------------------------------------------


        The following methods and assumptions were used to estimate the fair value of each class of financial instruments for which it is practical to estimate that value:

Cash and short-term investments

        The carrying amount of cash and due from banks, money market investments, and accrued interest receivable approximates fair value.

Securities

        The estimated fair value of securities available for sale, investment securities and mortgage-backed securities are based on quoted market prices as published by various quotation services or, if quoted market prices are not available, on dealer quotes. The carrying value of the FHLB stock approximates fair value since these securities do not present credit concerns and are redeemable at cost from the issuer only.

Loan receivables and commitments to extend credit

        Certain homogeneous categories of loans, such as one-to four-family mortgages and co-operative apartment loans, have been valued on a pooled basis using market prices for securities backed by loans with similar characteristics. The fair value of other types of loans and commitments to extend credit are estimated by discounting the future cash flows using the current rates at which similar loans would be made to borrowers with similar credit risks and for the same remaining maturities. For potential problem loans, the present value result is separately downward adjusted consistent with management's assumptions in evaluating the adequacy of the allowance for loan losses.

Deposit liabilities and borrowings

        Carrying amount is a reasonable estimate of fair value for savings, demand deposit and money market accounts. Fair value of certificates of deposit and borrowings are estimated by discounting the future cash flows using the rates currently offered for deposits of similar remaining maturities. Carrying amount of mortgage escrow payments, accrued interest payable and outstanding commitments approximate fair value.

(17)    RECENT ACCOUNTING PRONOUNCEMENTS

        Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of. In March 1995, the FASB issued SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" ("SFAS No. 121"). SFAS No. 121 is effective for fiscal years beginning after December 15, 1995 and establishes accounting standards for the impairment of long-lived assets, certain identifiable intangibles, and goodwill related to those assets to be held and used and for long-lived assets and certain identifiable intangibles to be disposed of. This statement requires that long-lived assets and certain identifiable intangibles to be held and used by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Bank does not expect SFAS No. 121 to have a significant effect on its financial statements.

        Accounting for Mortgage Servicing Rights. In May 1995 the FASB issued SFAS No. 122, " Accounting for Mortgage Servicing Rights" ("SFAS No. 122"). SFAS No. 122 is effective for fiscal years beginning after December 15, 1995 and requires that mortgage banking enterprises recognize as separate assets the rights to service mortgage loans regardless of whether such rights are obtained through the direct purchase of servicing rights or from the origination of mortgage loans intended to be sold with servicing retained. SFAS No. 122 also requires assessments of capitalized servicing rights for impairment based on the fair value of those rights. Based upon the extent of the it's current mortgage banking activities, the Bank does not expect SFAS No. 122 to have a significant effect on its financial statements.

        Accounting for Stock-Based Compensation. In October 1995, the FASB issued SFAS No. 123, "Accounting for Stock-Based Compensation"("SFAS No. 123"). SFAS No. 123 establishes a fair value based method of accounting for stock-based compensation arrangements with employees, rather than the intrinsic value based method that is contained in APB Opinion No. 25 ("Opinion 25"). However, SFAS No. 123 does not require an entity to adopt the new fair value based method for purposes of preparing its basic financial statements. Entities are allowed (1) to continue to use the Opinion 25 method or (2) to adopt the SFAS No. 123 fair value based method. The SFAS No. 123 fair value based method is considered by the FASB to be preferable to the Opinion 25 method, and thus, once the fair value based method is adopted, an entity cannot change back to the Opinion 25 method. SFAS No. 123 applies to all transactions in which an entity acquires goods or services by issuing equity instruments or by incurring liabilities where the payment amounts are based on the entity's common stock price, except for employee stock ownership plans. For entities not adopting the Statement No.123 fair value based method, Statement No.123 requires the entity to display in the footnotes to the financial statements pro forma net income and earnings per share information as if the fair value based method had been adopted. The accounting requirements of SFAS No. 123 are effective for transactions entered into in fiscal years that begin after December 15, 1995, though they may be adopted on issuance. The disclosure requirements are effective for financial statements for fiscal years beginning after December 15, 1995, or for an earlier fiscal year for which SFAS No. 123 is initially adopted for recognizing compensation cost. Management continues to assess the impact of SFAS No. 123.

(18)   MERGER

        On July 15, 1996, the Bank announced that it had entered into an Agreement and Plan of Merger, dated as of July 15, 1996 (as amended, the "Merger Agreement"), with North Fork Bancorporation, Inc., a Delaware corporation ("NFB"). Pursuant to the terms of the Merger Agreement, the Bank will be merged with and into NFB's wholly owned commercial bank subsidiary, North Fork Bank ("North Fork") with North Fork as the surviving bank. Pursuant to the Merger Agreement, each share of the common stock, par value $1.00 per share ("North Side Common Stock"), of North Side outstanding on the date of the Merger, except for shares of North Side Common Stock held by North Side or North Fork or any of their subsidiaries (other than shares of North Side Common Stock (i) held directly or indirectly by North Fork or North Side or any of their respective subsidiaries in trust account, managed accounts and the like or otherwise held in a fiduciary capacity that are beneficially owned by third parties and (ii) held by North Fork or North Side or any of their respective subsidiaries in respect of a debt previously contracted) will be converted into the right to receive 1.556 shares (the "Exchange Ratio") of common stock, par value $2.50 per share, of NFB ("NFB Common Stock"). The Merger is expected to be consummated after the close of business on December 31, 1996, at which point separate corporate existence of North Side will cease.

(19)   SELECTED QUARTERLY FINANCIAL DATA (UNAUDITED)

        The following table is a summary of operations by quarter for the years ended September 30, 1996 and 1995:


For the quarter ended      12/31/95   3/31/96   6/30/96  9/30/96   12/31/94    3/31/95   6/30/95   9/30/95
                            (Dollars in Thousands, Except Per Share Amounts and Market Prices)

Total interest income      $ 27,600  $ 27,260  $ 27,426  $ 28,956   $ 25,234   $ 25,977  $ 26,353  $ 28,211
Total interest expense       15,105    14,717    14,740    15,738     12,366     13,311    13,902    15,651
-----------------------------------------------------------------------------------------------------------
   Net interest income       12,495    12,543    12,686    13,218     12,868     12,666    12,451    12,560
-----------------------------------------------------------------------------------------------------------
Provision for loan losses       300       200       200       200        850        850       750       375
Net gain  on redemption
   of securities              3,086       407       103        30          -        169       142        44
Net (loss) gain on sale of
    mortgages and OREO          (10)        -       564         5       (144)       (11)       46      (411)
Other income                    485       491       534       585        571        535       821       534
OREO expense, net                46       153       187        52        212         11       101       151
Other expenses                5,564     5,678     5,395     5,792      5,820      6,051     5,871     5,321
-----------------------------------------------------------------------------------------------------------
Income  before provision
  for income taxes           10,146     7,410     8,105     7,794      6,413      6,447     6,738     6,880
Provision  for income taxes   4,312     3,112     3,407     3,273      2,819      2,755     2,900     2,897
-----------------------------------------------------------------------------------------------------------
      Net income            $ 5,834  $  4,298  $  4,698   $ 4,521   $  3,594   $  3,692  $  3,838  $  3,983
===========================================================================================================
Primary earnings per share  $  1.22  $   0.86  $   0.94   $  0.90   $   0.75   $   0.77  $   0.80  $   0.83
Fully diluted earnings
  per share                 $  1.18  $   0.86  $   0.94   $  0.90         (1)        (1)       (1) $   0.80
Market price of common stock
   High                     $    31  $  35 1/2 $ 36 1/2   $ 48 7/8  $ 22 3/8   $ 22 1/8  $ 24 3/4  $ 31 1/2
   Low                      $    29  $  28 3/4 $ 32 1/4   $ 34 1/8  $ 16       $ 17 1/8  $ 20 1/2  $ 23
Closing price
  December 2, 1996 $ 52 3/4

(1) Fully diluted earnings per share not presented as dilution is less than 3%.


                                 INDEPENDENT AUDITORS' REPORT


The Shareholders and the Board of Directors
North Side Savings Bank:

        We have audited the accompanying consolidated statements of condition of North Side Savings Bank and subsidiaries (the "Bank") as of September 30, 1996 and 1995 and the related consolidated statements of income, changes in shareholders' equity, and cash flows for each of the years in the three-year period ended September 30, 1996. These consolidated financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

        We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of North Side Savings Bank and subsidiaries as of September 30, 1996 and 1995 and the results of their operations and their cash flows for each of the years in the three-year period ended September 30, 1996 in conformity with generally accepted accounting principles.

        As discussed in Note 1 to the consolidated financial statements, the Bank adopted the provisions of Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" effective October 1, 1994.


New York, New York
October 21, 1996


(b)   Pro Forma Financial Information.

                       PRO FORMA CONDENSED COMBINED
                           FINANCIAL STATEMENTS
                               (Unaudited)

        The following statements set forth certain selected condensed financial information for North Fork and North Side on an unaudited pro forma combined basis giving effect to the Merger as if the Merger had become effective on September 30, 1996, in the case of the balance sheet information presented, and as if the Merger had become effective at the beginning of the periods indicated, in the case of the income statement information presented. The pro forma information in the statements assumes that the Merger is accounted for using the pooling of interests method of accounting. Financial information for the nine months ended September 30, 1996 and 1995 combine North Fork and North Side with North Side's interim results presented to coincide with the reporting period of North Fork. These statements should be read in conjunction with, and are qualified in their entirety by, the historical financial statements.

        The pro forma condensed combined financial statements do not give effect to the anticipated cost savings and revenue enhancement opportunities that could result from the Merger, and do not purport to be indicative of the combined financial position or results of operations of future periods or indicative of the results that would have occurred had the Merger been consummated on September 30, 1996 or at the beginning of the periods indicated.


        NORTH FORK BANCORPORATION, INC. -- NORTH SIDE SAVINGS BANK

                PRO FORMA CONDENSED COMBINED BALANCE SHEET
                               (Unaudited)
                            September 30, 1996
                          (Dollars in thousands)

                                                                              Pro Forma               North Fork
                                                 North Fork     North Side   Adjustments              Pro Forma
                                              ---------------  ------------  ------------           -------------
(in thousands, except per share amounts)
Assets
Cash and Due from Banks......................  $   125,803     $   12,778                           $  138,581
Money Market Investments.....................           --         17,142                               17,142
Securities:
    Available-for-Sale.......................    1,060,885        347,374          7,826   (2)(3)    1,416,085
    Held-to-Maturity.........................      369,853        660,867                            1,030,720
                                              ---------------  ------------  ------------          -----------

    Total Securities.........................    1,430,738      1,008,241          7,826             2,446,805
                                              ---------------  ------------  ------------           ----------

Loans, net of Unearned Income and Fees.......    2,399,617        569,230                            2,968,847
    Allowance for Loan Losses................       48,912          5,786                               54,698
                                              ---------------  ------------  ------------          -----------

    Net Loans................................    2,350,705        563,444             --             2,914,149
                                              ---------------  ------------  ------------           ----------

Premises and Equipment, Net..................       53,417         14,528                               67,945
Intangibles..................................       83,458          1,079                               84,537
Other Real Estate............................        1,346          2,405                                3,751
Other Assets.................................       53,052         19,465          6,824  (2)(5)(6)     79,341
                                              ------------    ------------    ----------            ----------

        Total Assets.........................   $4,098,519     $1,639,082     $   14,650            $5,752,251
                                                ==========     ==========     ==========            ==========

Liabilities and Stockholders' Equity
Non-Interest Bearing Deposits................   $  644,710     $  40,459                            $  685,169
Interest Bearing Deposits....................    2,593,659     1,171,774                             3,765,433
                                              ---------------  ------------  ------------           ----------
    Total Deposits...........................    3,238,369      1,212,233             --             4,450,602
                                              ---------------  ------------  ------------           ----------
Other Borrowings.............................      474,807        286,000                              760,807
Senior Note Payable..........................       25,000             --                               25,000
Accrued Expenses and Other Liabilities.......       46,678         13,319         22,000  (5)           81,997
                                              ---------------  ------------  ------------           ----------
        Total Liabilities....................    3,784,854      1,511,552         22,000             5,318,406
                                              ---------------  ------------  ------------           ----------

Stockholders' Equity
Preferred Stock..............................           --             --                                   --
Common Stock.................................       62,621          4,854         13,089  (2)           80,564
Additional Paid in Capital...................      105,198         87,914        (16,793) (2)(3)       176,319
Retained Earnings............................      175,001         37,136       (16,960)  (5)(6)       195,177
Unrealized Losses on Securities
Available-for-Sale, net of taxes.............      (5,333)        (1,941)        (1,791)  (2)          (9,065)
Deferred Compensation........................      (1,702)          (433)            433  (6)          (1,702)
Treasury Stock...............................     (22,120)             --         14,672  (3)          (7,448)
                                              ---------------  ------------  ------------           ----------
        Total Stockholders' Equity...........      313,665        127,530        (7,350)               433,845
                                              ---------------  ------------  ------------           ----------
        Total Liabilities and Stockholders'
           Equity...........................    $4,098,519     $1,639,082      $ 14,650             $5,752,251
                                                ==========      =========      ========             ==========

                                                                                                      North Fork
                                                 North Fork                                           Pro Forma
                                              ---------------                                       -------------
Selected Capital Ratios
Tier 1 Capital Ratio.........................          10.13%                                              11.67%
Risk Adjusted Capital Ratio..................          11.39%                                              12.82%
Leverage Ratio...............................           5.86%                                               6.28%


 See "NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)."



        NORTH FORK BANCORPORATION, INC. -- NORTH SIDE SAVINGS BANK

             PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                               (Unaudited)
               For the Nine Months Ended September 30, 1996
                 (in thousands, except per share amounts)

                                                                                                North Fork
                                                    North Fork (7)       North Side(1)           Pro Forma
                                                  ------------------  -------------------  ------------------
Interest Income..................................         $216,248             $ 83,642              $299,890
Interest Expense.................................           85,564               45,195               130,759
                                                  ------------------  -------------------  ------------------

    Net Interest Income..........................          130,684               38,447               169,131
Provision for Loan Losses........................            4,500                  600                 5,100
                                                  ------------------  -------------------  ------------------

    Net Interest Income after Provision for Loan           126,184               37,847               164,031
Losses...........................................
Non-Interest Income..............................           20,583                1,610                22,193
Net Security Gains...............................            2,428                  540                 2,968
Other Real Estate Expense........................            1,052                (177)                   875
Non-Interest Expense.............................           65,132               16,865                81,997
SAIF Recapitalization Charge (8).................            8,350                   --                 8,350
                                                  ------------------  -------------------  ------------------

    Income before Income Taxes...................           74,661               23,309                97,970
Provision for Income Taxes.......................           29,825                9,792                39,617
                                                  ------------------  -------------------  ------------------

    Net Income (8)...............................         $ 44,836             $ 13,517              $ 58,353
                                                   ===============     ================    ==================
Pro Forma Weighted Average Shares Outstanding (4)           24,759                5,001                32,541
Earnings Per Share (8)...........................              $1.81                $2.70                 $1.79


 See "NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)."

        NORTH FORK BANCORPORATION, INC. -- NORTH SIDE SAVINGS BANK

             PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                               (Unaudited)
                 For the Year Ended December 31, 1995 for
                  North Fork and September 30, 1995 for
                   North Side (in thousands, except per
                              share amounts)


                                                                                                North Fork
                                                    North Fork (7)         North Side            Pro Forma
                                                  ------------------  -------------------  --------------------
Interest Income..................................         $226,398            $ 105,775              $332,173
Interest Expense.................................           85,162               55,230               140,392
                                                  ------------------  -------------------  -------------------
    Net Interest Income..........................          141,236               50,545               191,781
Provision for Loan Losses........................            9,000                2,825                11,825
                                                  ------------------  -------------------  -------------------

    Net Interest Income after Provision for Loan           132,236               47,720               179,956
Losses...........................................
Non-Interest Income..............................           20,942                2,461                23,403
Net Security Gains...............................            6,379                  355                 6,734
Other Real Estate Expense........................              255                1,000                 1,255
Non-Interest Expense.............................           68,588               23,058                91,646
                                                  ------------------  -------------------  ------------------

    Income before Income Taxes...................           90,714               26,478               117,192
Provision for Income Taxes.......................           38,479               11,371                49,850
                                                  ------------------  -------------------  ------------------

    Net Income ..................................         $ 52,235             $ 15,107              $ 67,342
                                                  ================    =================     =================
Pro Forma Weighted Average Shares Outstanding (4)           24,554                4,785                31,999
Earnings Per Share ..............................              $2.13                $3.15                 $2.10


 See "NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)."

        NORTH FORK BANCORPORATION, INC. -- NORTH SIDE SAVINGS BANK

             PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                               (Unaudited)
                 For the Year Ended December 31, 1994 for
             North Fork and September 30, 1994 for North Side
                 (in thousands, except per share amounts)

                                                                                                North Fork
                                                      North Fork           North Side            Pro Forma
                                                  ------------------  -------------------  ------------------
Interest Income..................................         $203,733             $ 90,931              $294,664
Interest Expense.................................           71,227               41,349               112,576
                                                  ------------------  -------------------  ------------------

    Net Interest Income..........................          132,506               49,582               182,088
Provision for Loan Losses........................            3,275                3,550                 6,825
                                                  ------------------  -------------------  ------------------

    Net Interest Income after Provision for Loan           129,231               46,032               175,263
Losses...........................................
Non-Interest Income..............................           19,020                2,928                21,948
Net Security Losses..............................          (9,211)                   --               (9,211)
Other Real Estate Expense........................            3,651                1,278                 4,929
Merger and Related Restructure Charges...........           14,338                   --                14,338
Non-Interest Expense.............................           74,453               24,739                99,192
                                                  ------------------  -------------------  ------------------

    Income before Income Taxes...................           46,598               22,943                69,541
Provision for Income Taxes.......................           16,926                9,576                26,502
                                                  ------------------  -------------------  ------------------

    Net Income ..................................         $ 29,672             $ 13,367              $ 43,039
                                                  =================    ================    ==================
Pro Forma Weighted Average Shares Outstanding (4)           23,763                4,751                31,156
Earnings Per Share ..............................              $1.25                $2.82                 $1.38


 See "NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)."

        NORTH FORK BANCORPORATION, INC. -- NORTH SIDE SAVINGS BANK

             PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                               (Unaudited)
                 For the Year Ended December 31, 1993 for
             North Fork and September 30, 1993 for North Side
                 (in thousands, except per share amounts)

                                                                                                North Fork
                                                      North Fork           North Side            Pro Forma
                                                  ------------------  -------------------  ------------------
Interest Income..................................         $191,630             $ 97,415              $289,045
Interest Expense.................................           73,169               43,984               117,153
                                                  ------------------  -------------------  ------------------

    Net Interest Income..........................          118,461               53,431               171,892
Provision for Loan Losses........................           10,300               16,308                26,608
                                                  ------------------  -------------------  ------------------

    Net Interest Income after Provision for Loan           108,161               37,123               145,284
Losses...........................................
Non-Interest Income..............................           18,938                2,930                21,868
Net Security Gains/ (Losses).....................            1,457                (136)                 1,321
Other Real Estate Expense........................           13,971               11,275                25,246
Net Loss on Disposition of Assets................               --               11,063                11,063
Non-Interest Expense.............................           71,962               37,320               109,282
                                                  ------------------  -------------------  ------------------

    Income/ (Loss) before Income Taxes...........           42,623             (19,741)                22,882
Provision/ (Benefit) for Income Taxes............           16,976              (3,961)                13,015
                                                  ------------------  -------------------  ------------------

    Income/ (Loss) before Cumulative Effect
      of Accounting Changes ...................           $ 25,647             (15,780)                 9,867
                                                  ------------------  -------------------  ==================
Pro Forma Weighted Average Shares Outstanding (4)           23,242                4,705                30,563
Earnings/ (Loss) Per Share before Cumulative
  Effect of Accounting Changes..................              $1.10               $(3.35)                $0.32

 See "NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)."


                   NORTH FORK BANCORPORATION, INC. AND
                         NORTH SIDE SAVINGS BANK

                  NOTES TO PRO FORMA CONDENSED COMBINED
                     FINANCIAL STATEMENTS (UNAUDITED)


(1) The pro forma financial information presented has been prepared in conformity with generally accepted accounting principles and prevailing practices within the financial services industry. Under generally accepted accounting principals ("GAAP") the assets and liabilities of North Side will be combined with those of North Fork at book value. In addition, the statements of income for North Side will be combined with North Fork as of the earliest period presented. Certain reclassification have been included in the pro forma financial statements to conform to North Fork's presentation. North Fork utilizes a fiscal year which ends on December 31 for reporting purposes, whereas North Side uses a fiscal year which ends on September 30 for such purposes. The unaudited condensed combined statements of income for 1995, 1994, and 1993 combine North Fork and North Side at their respective year-end periods. The unaudited condensed combined statement of income for the nine-month periods ended September 30, 1996 and 1995 include North Side for the nine months then ended to conform with the reporting periods of North Fork. Summary unaudited operating results for North Side in the three-months ended December 31, 1995 and 1994, have not been included in the unaudited pro forma condensed combined financial statements and are presented in the following table.


                                          Three Months Ended
                                            December 31,
                                     --------------------------
                                        1995           1994
                                     -------------  -------------
                                              (Unaudited)
Interest Income....................      $27,600        $25,234
Interest Expense...................       15,105         12,366
Net interest income................       12,495         12,868
Net income.........................        5,834          3,594
Earnings per share.................   $        1.22     $     .75


(2) Pro forma adjustments to common stock and additional paid-in capital, at September 30, 1996, reflect the Merger accounted for as a pooling-of-interests, through: the exchange of 7,177,350 shares of Common Stock at September 30, 1996 (using the Exchange Ratio of 1.556) for 4,612,693 actual outstanding shares of North Side (which excludes 241,000 shares of North Side Common Stock held by North Form at an average per share cost of $35.21 as of such date, which are assumed to be retired at cost for combining purposes).

(3) Pro forma adjustments to common stock, additional paid-in-capital and securities available-for-sale reflect the reissuance of 600,000 shares of Common Stock held in treasury by North Fork, with an average cost basis of $24.45, at $32.42 per share (which represents the estimated net proceeds per share of Common Stock in the Offering based on an offering price of $33.88). The transaction proceeds are assumed to be reinvested in securities available-for-sale.

(4) The pro forma weighted average shares outstanding for nine months ended September 30, 1996, and for each of the combined three-year periods, reflects the Exchange Ratio of 1.556 shares of Common Stock for each share of North Side Common Stock.

(5) The pro forma condensed combined balance sheet reflects a nonrecurring merger and restructuring charge of approximately $16.7 million, net of taxes, which will be recognized upon consummation of the transaction. Such charge will reduce earnings per share for the period in which such charge is recognized by approximately $.51 per share (based on pro forma weighted average shares outstanding of 32,540,469 on September 30, 1996). A summary of the estimated merger and restructuring charges follows:

                                                     Expected Range
Type of Cost                                           of Costs
                                                    (Dollars in millions)
Merger Expense.................................... $   4.0   to  $  5.0
Restructuring Charge:
Severance and Other Employee Expense..............     6.0   to     8.0
Facility and System Costs.........................     5.0   to     6.0
Credit Cost and Other.............................     2.0   to     3.0
                                                       ----------------
Total pre-tax Merger and Restructuring Charge.....    17.0   to    22.0
Less: Tax Effect..................................     3.9   to     5.3
                                                       ----------------
Total after-tax Merger and Restructuring Charge... $  13.1   to  $ 16.7
                                                      =================


    The effect of the proposed charge has been reflected in the pro forma condensed combined balance sheet as of September 30, 1996; however, since this charge is nonrecurring, it has not been reflected in the pro forma combined statements of income. Although no assurance can be given, North Fork expects that cost savings will be achieved at an annual rate of $8.0 to $11.0 million, on a pre-tax basis, by the end of the first quarter of 1997 as a result of steps to be taken to integrate their operations and to achieve efficiencies in certain in combined lines of business. These anticipated merger cost savings were determined based upon preliminary estimates provided by the management of both North Fork and North Side. Refinements to the foregoing estimates may occur as the merger and integration task force formed by North Fork and North Side complete their work. The pro forma financial information does not give effect to these expected cost savings, nor does it include any estimates of revenue enhancements that could be realized with the Merger.

(6) The pro forma condensed combined balance sheet reflects the elimination of the unearned portion of North Side's incentive compensation plan.

(7) In March 1996, North Fork completed its purchases of the domestic commercial banking business of Extebank and the ten Long Island banking branches of First Nationwide Bank. As a result of these acquisitions, North Fork added approximately $200 million in net loans and $920 million in deposit liabilities. The intangibles created in the aforementioned transactions aggregated approximately $60 million. The results of operations from these purchases are included in the historical statements of operations of North Fork for all periods subsequent to the respective acquisition dates. The net income and earnings per share assuming these acquisitions occurred on January 1, 1995 would not be materially different from the amounts reflected herein.

(8) North Fork's net income and pro forma net income for the nine months ended September 30, 1996, excluding the nonrecurring SAIF recapitalization charge, would have been approximately $49.8 million, or $2.01 per share, and $63.4 million, or $1.95 per share, respectively.


(c)      Exhibits.

             2.1 Agreement and Plan of Merger, dated as of July 15, 1996, as amended, by and among North Fork Bancorporation, Inc., North Fork Bank, and North Side Savings Bank previously filed and incorporated by reference to North Fork Bancorporation Inc.'s Current Report on Form 8-K, filed July 24, 1996.

            23.1     Consent of KPMG Peat Marwick LLP, New York, New
                     York.

            99.1 Press Release of North Fork Bancorporation, Inc., dated January 2, 1996 .


                                SIGNATURE


               Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       NORTH FORK
                                         BANCORPORATION, INC.


                                        By:  /s/ Daniel M. Healy
                                          Name:  Daniel M. Healy
                                          Title: Executive Vice President
                                                 and Chief Financial Officer



Date:  January 14, 1997